Exhibit 99.1

New Chairman, David Villarreal and Three Additional Directors Appointed to Empire Board, Three Advisors Join Advisory Board

LEAWOOD, Kan.--(BUSINESS WIRE)--Empire Energy Corporation International (Empire) (Pink Sheets:EEGC - News) announced on Wednesday, September 28th 2010 that four new directors have joined Empire’s Board of Directors. David Villarreal Jr. will replace CEO Malcolm Bendall as Chairman with responsibility for leading the Company’s now eight directors, including new directors Mr. James Leach, Mr. William Keating and Mr. John Essmyer, and promoting shareholders’ interests.  Mr. Bendall will retain his role as Chief Executive Officer.

Mr. Villarreal submitted the following acceptance letter:

“It is with the utmost regard for the historical efforts of the Great South Land Minerals and Empire Energy management and Board of Directors that I accept the honor of serving as the new Chairman of the Board. I believe that in today’s marketplace within the oil exploration environment, Empire is positioned to extract qualities from its new Board of Directors makeup that will drive and facilitate the long awaited exploratory processes to become a reality.

While Empire’s business road to this juncture has been one with potential and promise, a more defined and tactical approach complimented by broader business, legal and strategic planning experience may well be the defining step to realizing both the company’s mission and shareholders realization to uncover the oil resources in the Tasmanian Basin that Empire has diligently pursued.

Additionally, while the concerted focus and pursuit of Empire’s core and primary commitment to oil exploration will be foremost, it is also the development potential in the recovering financial markets that present an opportunity for Empire to maximize its public trading vehicle by engaging in other business opportunities with capacity for success. One such enterprise is in the recovering financial services arena facilitating credit card opportunities to specialized markets. As another accessory to expanding and diversifying Empire’s base of operations is the expanding global market for medical waste treatment currently under development within the Grand Monarch Holdings, Inc. structure.

My interest is in the deployment of successful strategies and implementation of ideas and concepts that create results driven to satisfy the interests of all at Empire even with the full knowledge of its history of challenges and obstacles.  An expression I heard and remembered many years ago said, “Encouraged people achieve the best; dominated people achieve second best; neglected people achieve the least.”  So with respect to its author, I suggest that we at Empire encourage all of our investors, shareholders and supporters, dominate those that challenge our mission and neglect those that would claim or attempt to take that which they have not worked for and disrupt our due success.

I welcome the challenge and task ahead to create new and broader opportunities and therewith a propensity for greater success with the Board of Directors leadership and insight for all at Empire Energy Corporation International.”

Respectfully,

David Villarreal, Jr.

Mr. Villarreal has spent his career building and successfully managing companies primarily in the financial services industry as well maintaining significant long term organized labor and political relationships. He is the current President and Chief Executive Officer of Grand Monarch Holdings Incorporated and has been the Chairman of the Board of American Union Financial Services, Inc. (“AUFS”) since he founded it in April 2004. Previously, from 2000 to 2005, Mr. Villarreal served as the Chief Operating Officer of American Residential Funding, Inc., a multi billion-dollar national real estate and financial services company.  From 1992 to 2000 Mr. Villarreal was President of L.S. Inland Ventures, Inc. which developed commercial real estate and moderate-income housing developments. Between 1998 and 2000, he was President and CEO of Solomon Trust Foundation, a philanthropic charitable organization providing direct financial assistance to low and moderate-income families to facilitate home ownership opportunities. Mr. Villarreal also served as Human Resources Director and National Director for the Immigration Reform and Control Act of 1986 for a subsidiary of W.R. Grace & Co. during his tenure from 1980 through 1988 for which he received a Congressional Office Distinction of Service Award. From 1976 to 1980 Mr. Villarreal served as Administrative Assistant to former Los Angeles Mayor Tom Bradley with responsibility for all organized labor relations and employees of the City of Los Angeles. Prior to recruitment into his Mayoral office responsibilities Mr. Villarreal was the youngest Field Representative for the Laborers’ International Union of North America (“LIUNA”) from 1973 to 1976 and attended California State University Los Angeles where he studied Business Administration and was a 1978 Trade Union Fellow at Harvard University - Graduate School of Business and John F. Kennedy School of Government.

Mr. William Keating maintains a diverse wealth of experience in financial management and business development with unique familiarity of the energy industry. He commenced his professional career in 1981 as an auditing specialist at Price Waterhouse Coopers. From there, Mr. Keating spent nine years working for Royal Dutch Shell in a corporate accounting role and then later switching to downstream retail management for the oil company. He then spent two years working at AMCOR Limited in a national sales role followed by another two years in business development at Ernst & Young. Since 2000, Mr. Keating has worked as a management consultant specializing in corporate recovery and business development for various consultancies and companies worldwide. Most recently including two year long roles as CEO for manufacturing businesses in Australia and New Zealand and for an autonomous software development company in the United Kingdom, Australia and the USA.

Mr. Keating received a Bachelors of Business in Accounting in 1983 from Royal Melbourne Institute of Technology (RMIT University), a Post Graduate Diploma in Marketing from Monash University in 1998 and became a member of the Institute of Chartered Accounts in 1984 of which he was a member until 2000.

Mr. Leach currently serves as the Senior Managing Director of National Trust, LCC a subsidiary of the Leach Family Trust, one of New England’s largest real estate developers with over 2.5 million square feet currently under development. Since his recognition in 1997 by the Environmental Protection Agency (EPA) as a pioneer in the reuse of Superfund Sites his ongoing work has been adopted by EPA and currently serves as the nationwide model for the Federal agency’s billion-dollar Superfund Program.

For nearly two decades, Mr. Leach has imparted corporate guidance to a wide array of companies. At present, he is serving his 18th year on the board of The Oster Group, a privately owned investment banking operation specializing in providing capital and business management to emerging companies and his 6th year on the board of Kenney Manufacturing Company, a leading manufacturer and distributer of household products established in 1914 and among Rhode Island’s largest employers. Mr. Leach graduated from Nasson College in 1983 with a Bachelors of Science degree.

Mr. Essmyer is an accomplished inventor and entrepreneur with more than thirty years experience in developing, manufacturing, and marketing his own designs for equipment and materials for the health and personal care markets. In 1982 he founded Alternative Design Systems Inc. (ADS). ADS focused on numerous unique products invented or extended by Mr. Essmyer, which were designed, tested, and moved through the FDA’s 510K approval system. Of particular note, was Mr. Essmyer and the Company’s development of three key patents (#4684558, #4706680, #5622168) for a groundbreaking hydrogel technology. Johnson & Johnson as well as Becton Dickinson are currently using this and some of Mr. Essmyer’s other innovations.

Mr. Mark Cowan of Washington D.C.’s Patton Boggs law firm will serve as an advisor to the Board. Mr. Cowan brings with him more than 35 years of experience working on complex domestic and international public policy issues to counsel a broad range of clients, advising corporations, government entities and foreign sovereigns. Mr. Cowan previously served as President of Columbus Public Affairs, CEO of Newmyer Associates, Vice Chairman of Cassidy & Associates and was founder and CEO of the Jefferson Group. In addition to two US Presidential appointments, Mr. Cowan also served as Counsel to the Committee on Standard of Official Conduct (ethics) of the US House of Representatives as well as the Assistant Legislative Counsel to the Director of the Central Intelligence Agency (CIA).

Mr. Peter Lansell and Dr. Chuck Flynn will join Mr. Cowan as additional advisors to Empire’s Board. Since application of his first patent at eighteen, Mr. Lansell has been a prolific inventor for alternate energy processes and the water industry. As the driving force behind flare gas alternative processes Mr. Lansell brings a wealth of experience and knowledge to the advisory board.

Mr. Lansell has owned and run mines in South Africa, Zambia, Borneo, and Australia ranging from oil, to gold and other precious metals, including efficient and environmentally safe methods for ore recovery. Mr. Lansell is expected to guide the effectiveness of the Tasmanian Oil Drilling Program as well as the development of the Flare Gas remediation technology.

Dr. Chuck Flynn maintains experience as an engineering management advisor for McDonnell Douglas Corporation for both the Saturn V Rocket and DC10 airplane and as a business ethics pastor and lecturer. Dr. Flynn received a doctorate in Theology in 1965 from Vanguard University.

Mr. Bendall commented, “this new Board leadership has armed the Company with an amalgamation of political, legal, and financial as well as business expertise. With completion of the acquisition of Grand Monarch Holdings Incorporated, Empire will have expanded the breadth of its business and provided the Company with short-term, diversified revenue streams.  With this new arsenal of ability Empire will not only develop the depth of the Company’s new expanded business but is now poised to undertake an aggressive posture to realize commercialization of oil and gas in the Tasmania Basin using its $3.3billion valuation.”

Management intends to shortly be traveling to Saudi Arabia, the United Arab Emirates and Qatar for a series of meetings to finalize its $180million structured finance, secure the first $45million disbursement and complete the $300million investment in development of the Company’s flare gas remediation technology – to be rolled out in tandem with drilling operations in Tasmania. Additionally, the Company will be meeting with its potential joint venture partner to solidify contractual terms.

Empire Energy Corporation is an international oil and gas exploration company, focusing on developing assets in one of the world's last virgin basins and to become a leading low-cost finder of hydrocarbons. The Company is currently operating in Tasmania's central and northern basins.

This press release contains forward-looking statements based on our current expectations about our company and our industry. You can identify these forward- looking statements when you see us using the words such as "expect," "anticipate," "estimate," "believes," "plans" and other similar expressions. These forward- looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of our ability to complete required financings and other preconditions to the completion of the transactions described herein and Empire's ability to successfully acquire reserves and produce its resources among other issues. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements. For a more detailed discussion of risks and other factors related to Empire Energy Corporation International, please refer to 10-K and 10-Q reports filed with the U.S. Securities and Exchange Commission.

Contact: Malcolm Bendall

913-663-2310

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